Exhibit 99.2

AGREEMENT OF ASSUMPTION, dated March 28, 2011, by and between AMERICAN HONDA RECEIVABLES CORP., a California corporation (“AHRC”) and AMERICAN HONDA RECEIVABLES LLC, a Delaware limited liability company (“AHR LLC”).

RECITALS:

WHEREAS, AHRC is a party to certain sale and servicing agreements (each an “Agreement”, collectively the “Agreements”) as set forth in Schedule I hereto, entered into from time to time among AHRC, as seller, American Honda Finance Corporation, as servicer and sponsor and certain issuers (the “Trusts”);

WHEREAS, pursuant to an agreement and plan of merger (“Merger Agreement”) AHRC will merge into AHR LLC;

WHEREAS, as a condition to the Merger Agreement, AHR LLC must enter into an agreement of assumption to perform every obligation of AHRC under the Agreements;

WHEREAS, AHR LLC is willing to accept and assume every obligation of AHRC under the Agreements;

NOW, THEREFORE, AHRC and AHR LLC, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

ASSUMPTION OF OBLIGATIONS

SECTION 1.01

(a)           Pursuant to Section 5.03(a) of each Agreement any corporation which may result from a merger to which AHRC is a party shall execute an agreement of assumption to perform every obligation of AHRC as seller under each Agreement.

(b)           Each of AHRC and AHR LLC acknowledge that AHR LLC’s assumption of AHRC’s obligations shall not become effective until the execution of the Merger Agreement  (the “Effective Date”).

(c)           AHRC hereby acknowledges and agrees that until the Effective Date, it shall continue to serve as the seller under each of the Agreements and to perform all of the obligations and duties associated therewith.

SECTION 1.02  AHRC hereby assigns, transfers, delivers and confirms to AHR LLC on and after the Effective Date all of its obligations, right, title and interest as seller under each Agreement.  AHRC shall execute and deliver such further instruments and shall do such other things as AHR LLC may reasonably require so as to more fully and certainly vest and confirm in AHRC all of its obligations, right, title and interest hereby assigned, transferred, delivered and confirmed to AHR LLC as seller.

SECTION 1.03  AHRC shall retain continued responsibility and liability for its actions and omissions as seller under each Agreement prior to the Effective Date (“Prior Acts”).  In no event shall AHRC have any liability as a result of the acts or omissions of AHR LLC.  In no event shall AHR LLC have any liability as the result of the acts or omissions (including any Prior Acts) of the AHRC.

SECTION 1.04  AHR LLC hereby agrees that pursuant to Section 9.02(b) of each Agreement, that no later than 30 days after the Effective Date it will execute and file the appropriate amendments to all previously filed financing statements or continuation statements.

ARTICLE II

THE SUCCESSOR SELLER

SECTION 2.01  AHR LLC, as successor to AHRC hereby represents and warrants to AHRC that it will obtain and preserve its qualifications to do business in each jurisdiction in which such qualifications is or shall be necessary to protect the validity and enforceability of each Agreement, including obtaining all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and that this Agreement has been duly authorized, executed and delivered on behalf of AHR LLC and constitutes its legal, valid and binding obligation.

SECTION 2.02  AHR LLC hereby accepts its appointment as seller under each Agreement and accepts the rights, powers, duties and obligations of the seller under each Agreement, upon the terms and conditions set forth therein, with like effect as if originally named as seller under each Agreement.

ARTICLE III

MISCELLANEOUS

SECTION 3.01  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof that would result in the application of the laws of another jurisdiction.

SECTION 3.02  This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 3.03  This Agreement shall be binding upon and inure to the benefit of AHRC and AHR LLC and their respective successors and assigns.

SECTION 3.04  In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

SECTION 3.05  Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Assumption to be duly executed and acknowledged all as of the day and year first above written.

AMERICAN HONDA RECEIVABLES CORP.,
a California corporation

By: /s/ Paul C. Honda
Name:  Paul C. Honda
Title:    Treasurer

AMERICAN HONDA RECEIVABLES LLC,
a Delaware limited liability company

By: /s/ Paul C. Honda
Name:  Paul C. Honda
Title:    Treasurer

Schedule I

1.
Sale and Servicing Agreement, dated as of June 1, 2008, by and among Honda Auto Receivables 2008-1 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

2.
Sale and Servicing Agreement, dated as of December 1, 2008, by and among Honda Auto Receivables 2008-2 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

3.
Sale and Servicing Agreement, dated as of January 1, 2009, by and among Honda Auto Receivables 2009-1 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

4.
Sale and Servicing Agreement, dated as of May 1, 2009, by and among Honda Auto Receivables 2009-2 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

5.
Sale and Servicing Agreement, dated as of July 1, 2009, by and among Honda Auto Receivables 2009-3 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

6.
Sale and Servicing Agreement, dated as of February 1, 2010, by and among Honda Auto Receivables 2010-1 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

7.
Sale and Servicing Agreement, dated as of May 1, 2010, by and among Honda Auto Receivables 2010-2 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

8.
Sale and Servicing Agreement, dated as of October 1, 2010, by and among Honda Auto Receivables 2010-3 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.

9.
Sale and Servicing Agreement, dated February 24, 2011, by and among Honda Auto Receivables 2011-1 Owner Trust, as issuer, American Honda Receivables Corp., as seller and American Honda Finance Corporation, as servicer and sponsor.